UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2013

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Named Executive Officers

On February 21, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) made the following compensation determinations with respect to the named executive officers of Chemtura Corporation (“Chemtura”):

2012 Management Incentive Plan

The previously-approved 2012 Management Incentive Plan (the “2012 MIP”) provides senior executives, including our named executive officers, and certain other employees, with the opportunity to earn compensation in the form of an annual cash incentive based on the attainment of pre-established performance goals. For fiscal 2012, the performance measures used to determine the 2012 MIP payouts included (1) consolidated earnings before interest, taxes, depreciation expense and amortization expense (“EBITDA”), as adjusted to exclude or include certain items as described in the 2012 MIP; (2) a combination of days sales, days payable and days inventory outstanding; (3) achievement of specific safety results; and (4) an assessment of individual performance. Based on performance during fiscal 2012 with respect to each of these measures, the Compensation Committee approved the following payouts on February 21, 2013: Craig A. Rogerson - $1,023,493; Stephen C. Forsyth - $347,892; Chet C. Cross - $275,090; Billie S. Flaherty $230,700 and Alan M. Swiech - $205,522.

2013 Management Incentive Plan

On February 21, 2013, the Compensation Committee approved the 2013 Management Incentive Plan (the “2013 MIP”) under which certain senior executives and other employees, including our named executive officers, are provided with the opportunity to earn compensation in the form of an annual cash incentive based on the attainment of pre-established performance goals. For 2013, the performance measures to be used to determine any payouts are (1) Consolidated Operating Income, as adjusted to exclude certain items as described in the 2013 MIP; (2) Consolidated Abbreviated Free Cash Flow, defined as the sum of Adjusted EBITDA less increases in Net Working Capital or plus reductions in Net Working Capital less investments as described in the 2013 MIP; (3) achievement of specific safety results; and (4) an assessment of individual performance. The 2013 MIP target opportunities established for our named executive officers (expressed as a percentage of annual base salary) are: Mr. Rogerson-100%; Mr. Forsyth-70%; Mr. Cross - 70%; Ms. Flaherty – 60% and Mr. Swiech - 60%.

Long-Term Incentive Plan

On February 21, 2013, pursuant to Chemtura’s previously-approved 2010 Long-Term Incentive Plan, the Compensation Committee approved the value of stock options, restricted stock units and performance share grants to be made to our named executive officers on March 1, 2013: Mr. Rogerson - $3,500,000; Mr. Forsyth - $750,000; Mr. Cross - $550,000; Ms. Flaherty $550,000 and Mr. Swiech - $500,000. The grants will be made in 40% restricted stock units, 30% stock options and 30% performance shares. The stock options and restricted stock units will vest ratably over three years from the date of grant, and the exercise price for the stock options will be based on the closing price of our common stock on March 1, 2013 the date of grant. The performance shares measurement period will be three calendar years, and the performance shares metric will be relative total shareholder return against the Russell 3000 Index.

Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Tilte:	SVP, General Counsel & Secretary

Date:	February 27, 2013